Exhibit 10.36

LIONS GATE ENTERTAINMENT CORP.
Executive Annual Bonus Program

1.	PURPOSE
The purpose of this Lions Gate Entertainment Corp. Executive Annual Bonus Program (this “Program”) is to promote the success of Lions Gate Entertainment Corp. (the “Corporation”), by motivating the executives selected by the Compensation Committee of the Board (the “Committee”) to participate in this Program (each, a “Participant”) to maximize the performance of the Corporation and rewarding them with cash bonuses directly related to such performance. This Program is intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) (“Section 162(m)”) of the United States Internal Revenue Code of 1986, as amended (the “Code”). This Program is adopted under Section 5.2 of the Corporation’s 2012 Performance Incentive Plan or the corresponding provisions of any successor plan thereto (the “Plan”). Capitalized terms are defined in the Plan if not defined herein.

2.	ADMINISTRATION
This Program shall be administered by the Committee, which shall consist solely of two or more members of the Board who are “outside directors” within the meaning of Section 162(m). Action of the Committee with respect to the administration of this Program shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall have the authority to construe and interpret this Program and any agreements or other document relating to Awards under the Program, may adopt rules and regulations relating to the administration of this Program, and shall exercise all other duties and powers conferred on it by this Program. Any decision or action of the Committee within its authority hereunder shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Program (or any Award made under this Program).

3.	AWARDS

3.1
Award Grants. Each “Award” granted to a Participant under this Program represents the opportunity to receive a bonus with respect to a particular fiscal year of the Corporation (each such year, a “Performance Period”) as determined under this Section 3 (a “Bonus”), subject to the terms and conditions of this Program. In each case, a Participant will be entitled to receive a Bonus under this Program only if the Committee certifies that the Performance Goal (as defined in Section 3.2) has been met for the applicable Performance Period. The grant of an Award to a Participant for a particular Performance Period applies to that Performance Period only and does not confer on the Participant the right to participate in, or receive any bonus under, this Program for any subsequent Performance Period.

3.2
Committee Certification; Maximum Bonus Amount. Not later than ninety (90) days after the start of a Performance Period, the Committee shall establish a minimum performance level for the Corporation’s Adjusted OIBDA (as defined below) for that Performance Period (the “Performance Goal”). As soon as practicable after the end of the Performance Period, the Committee shall determine the amount of the Corporation’s Adjusted OIBDA for the Performance Period. If the Committee determines that the Performance Goal has been achieved, each Participant will be eligible to receive a Bonus for that Performance Period in accordance with the terms and conditions of this Program; provided, however, that the maximum amount of the Bonus payable to each Participant (the “Maximum Bonus Amount”) shall be the maximum amount established by the Committee for that Participant for the Performance

Period (and in no case shall the amount of any Bonus exceed the applicable limit set forth in Section 5.2.3 of the Plan). No Participant shall receive any payment under this Program unless and until the Committee has certified, by resolution or other appropriate action in writing, that the applicable Performance Goal for the Performance Year has been satisfied in accordance with the terms and conditions of this Program and that any other material terms previously established by the Committee or set forth in this Program applicable to the Award were in fact satisfied.
For purposes of this Program, “Adjusted OIBDA” means, unless otherwise provided by the Committee at the time of grant of the corresponding Award, the Corporation’s operating income (loss) before adjusted depreciation and amortization for the applicable Performance Period as determined by the Corporation in accordance with its standard practices and procedures in effect at the start of the applicable Performance Period, subject to adjustments for stock-based compensation, purchase accounting and related adjustments, and restructuring and other costs and those adjustments described in Section 3.6 below.

3.3
Committee Discretion. Notwithstanding the foregoing provisions, the Committee shall retain discretion to reduce (but not increase) the Maximum Bonus Amount otherwise payable to any one or more Participants pursuant to Sections 3.1 and 3.2. The Committee may exercise such discretion on any basis it deems appropriate (including, but not limited to, its assessment of the Corporation’s performance relative to its operating or strategic goals for the Performance Period and/or the Participant’s individual performance for such period). For purposes of clarity, if the Committee exercises its discretion to reduce the amount of any Bonus payable to a Participant hereunder, it may not allocate the amount of such reduction to Bonuses payable to other Participants.

3.4
Timing and Form of Bonus Payments. Any Bonuses shall be paid (subject to tax withholding pursuant to Section 4.6) as soon as practicable following the certification of the Committee’s findings under Section 3.2 and its determination of the final Bonus amount (after giving effect to any exercise of its discretion to reduce Bonuses pursuant to Section 3.3) and in all events no later than two and one-half month after the end of the applicable Performance Period. Bonuses shall be payable in cash (subject to any other arrangement then in effect between the Participant and the Corporation relating to the form of bonus payments).

3.5
Termination of Employment. Except as otherwise approved by the Committee, a Participant whose employment is voluntarily or involuntarily terminated (with or without cause) by the Participant or the Corporation or one of its subsidiaries prior to the date on which Bonuses are paid under this Program for a particular Performance Period will not be eligible for and will not receive any Bonus for that Performance Period; provided, however, that a Participant whose employment terminates due to the Participant’s death or total disability after the start of a particular Performance Period and prior to the date on which Bonuses are paid under this Program for that Performance Period will be entitled to receive the full amount of the Bonus for that Performance Period (as determined in accordance with the terms hereof) that the Participant would have been entitled to receive had his or her employment continued through the applicable Bonus payment date (with any such Bonus to be paid at the time other Bonuses are paid under the Program for that Performance Period). Notwithstanding the foregoing provisions, nothing in this Program is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

3.6
Adjustments. The Committee shall adjust the Performance Goal and/or the Corporation’s Adjusted OIBDA level for a particular Performance Period, as well as any other provisions applicable to Awards granted under this Program, to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, or (3) the effects of any special charges to the Corporation’s earnings.

3.7
Change in Control. If a Change in Control of the Corporation occurs at any time during a Performance Period, the Performance Period for all outstanding Awards will be shortened so that the Performance Period will be deemed to have ended on the last day prior to such Change in Control, and the Performance Goal shall be adjusted as appropriate to give effect to the shortened Performance Period. The Bonuses payable with respect to each Award will be determined in accordance with the foregoing provisions of this Section 3 based on such shortened Performance Period. Any Bonuses payable hereunder upon a Change in Control shall be paid (subject to tax withholding pursuant to Section 4.6) as soon as practicable following (and no later than ten (10) days following) the date of the Change in Control.

4.	GENERAL PROVISIONS

4.1	Rights of Participants.

(a)
No Right to Continued Employment. Nothing in this Program (or in any other documents evidencing any Award under this Program) will be deemed to confer on any Participant any right to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the right of the Corporation or any Subsidiary to terminate his or her employment at any time.

(b)
Program Not Funded. No Participant or other person will have any right or claim to any specific funds, property or assets of the Corporation by reason of any Award hereunder. To the extent that a Participant or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

4.2
Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee in accordance with the provisions of Section 162(m), all Awards are non-transferable, and no benefit payable under this Program shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. This Section 4.2 shall not apply to an assignment of a contingency or payment due (a) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (b) after the disability of a Participant to the disabled Participant’s personal representative.

4.3
Force and Effect. The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

4.4	Governing Law. This Program will be construed under the laws of the State of California.

4.5	Construction.

(a)
Section 162(m). It is the intent of the Corporation that this Program, Awards and Bonuses paid hereunder will qualify as performance-based compensation or will otherwise be exempt from deductibility limitations under Section 162(m). Any provision, application or interpretation of this Program inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.

(b)
Section 409A. It is the intended that Awards under this Program qualify as “short-term deferrals” within the meaning of the guidance provided by the Internal Revenue Service under Section 409A of the Code and this Program shall be interpreted consistent with that intent.

4.6
Tax Withholding. Upon the payment of any Bonus, the Corporation shall have the right to deduct the amount of any federal, state or local taxes that the Corporation or any Subsidiary may be required to withhold with respect to such payment.

4.7
Captions and Headings. Captions and headings are given to the sections and subsections of this Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Program or any provision thereof.

4.8
Amendment or Termination of Program. The Board or the Committee may at any time terminate, amend, modify or suspend this Program, in whole or in part. Notwithstanding the foregoing, no amendment may be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable rules of Section 162(m).

4.9
Clawback. Bonuses awarded under this Program are subject to the terms of any recoupment, clawback or similar policy adopted by the Board or the Committee and applicable to this Program, as such policy may be in effect from time to time, as well as any similar provisions of applicable law.

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